Exhibit 99.1

GigCapital2, Inc. Announces Expanded and Enhanced Leadership Team

PALO ALTO, Calif.--(BUSINESS WIRE)-- GigCapital2, Inc. (NYSE: GIX, GIX.U, GIX.RT, and GIX.WS) (the “Company”) today announced that its Board of Directors has approved new appointments to the Company’s leadership team as it accelerates its overall activities as a private-to-public equity (PPE) entity, including screening and vetting process of the potential targets for future business combinations. Effective on August 12, 2019, the following appointments will take effect:

•

Dr. Raluca Dinu appointed to President and Chief Executive Officer. Dr. Avi Katz, currently the Executive Chairman, Secretary, President and Chief Executive Officer of GigCapital2, will remain as the Company’s Executive Chairman and Secretary.

•	Brad Weightman appointed to the role of Chief Financial Officer for GigCapital2, Inc.

•	Andrea Betti-Berutto appointed as an advisor with the title of Hardware Chief Technical Officer, to lead the HW technical screening and vetting process of the Company.

•	Peter Wang appointed as an advisor with the title of Software Chief Technical Officer, to lead the SW technical screening and vetting process of the Company.

“These are exciting and busy times for the GigCapital Group as we move aggressively in our execution of the GigCapital2 business plan, including world-wide screening and vetting of a plethora of potential targets for the next business combination. To lead the fast-moving company, Raluca has been appointed as our new President and CEO and will take over all the day-to-day management of our operations and strategic execution of our plan. She will continue to also serve on our Board of Directors. I will remain in the Executive Chairman’s role and remain actively involved in the endeavors of GigCapital2, while pursuing the continuous and further development of the GigCapital Group. Raluca’s extensive knowledge of the TMT markets, wealth of operational hands-on and strategic growth leadership, and a track record of multiple successful mergers and acquisitions over a span of two decades make her the ideal choice for the next stage of our development,” said Dr. Avi Katz, Executive Chairman of GigCapital2, Inc. “We are also delighted that Brad has joined the GigCapital2, Inc., team and the growing GigCapital Group to oversee its financial operations. Lastly, I am pleased that Andrea and Peter have joined us in leadership technical advisory capacity. Their breadth of technology and global business experience is a valuable addition as we expand the pipeline of potential combination targets of the Company under review.”

Backgrounds

Dr. Raluca Dinu

Dr. Dinu is a global business executive and technology visionary with 20 years of achievements in the high-tech industry (semiconductor devices fab and fabless, electronics, media, cloud data management, and information technology) and an established track-record of driving increased revenue and profitability, building and leading cross-functional teams, and delivering impressive results in turnaround situations, strategic growth and consolidation, and fast-paced business environments. Dr. Dinu is currently a member of GigCapital2 Board of Directors. She most recently served as General Manager / Vice President at Integrated Device Technology, Inc. (IDT) (NASDAQ IDTI), which was acquired by Renesas Electronics Corp in 2019. Prior to joining IDT, Dr. Dinu held various executive positions. including Executive Vice President and Chief Operation Officer (COO),

at GigPeak (NYSE GIG), (formerly GigOptix) from 2008 to 2017. Dr. Dinu led GigPeak’s operations to record financial performance with significant increase in profitability and shareholder value. She was actively involved in GigPeak’s rollup through 10 mergers and acquisitions, and in closing the sale of GigPeak to IDT. Dr. Dinu was a member of the Board of Directors of Brazil-Photonics, in Campinas Brazil, a Joint Venture that GigOptix established with CPQD in 2014. Prior to GigOptix, Dr. Dinu was VP of Engineering at Lumera when it was acquired by GigOptix in 2008. Raluca holds a B.Sc. in Physics a Ph.D. in Solid State Condensed Matter, Physics from the University of Bucharest, and Executive-MBA from Stanford University.

Brad Weightman

Mr. Weightman has more than 25 years of global finance and accounting experience with a combination of large, mid-sized, and small public and private companies in the Semiconductor, IoT, hardware, and software industries. Most recently, Mr. Weightman was Senior Business Controller at Integrated Device Technology, Inc. (NASDAQ IDTI), providing strategic and financial support for the General Manager and the division, prior to IDT being acquired by Renesas Electronics Corp. Previously, Mr. Weightman was Corporate Controller at GigPeak Inc. (NYSE GIG), formerly GigOptix, prior to GigPeak being acquired by IDT. Additionally, Mr. Weightman has held various finance and accounting positions at Echelon Corporation, an early developer of the IoT market, supporting company growth from early stages to a mid-sized public company, as well as large corporations such as AMD and Xerox. Mr. Weightman received a Bachelor of Science degree in Accounting from San Jose State University, and is a Certified Public Accountant in California (inactive).

Peter Wang

Mr. Wang is with a member of the Board of Directors of GigCapital, Inc. He is a managing partner of Optino Network LLC, a cross-border business strategy and technology transfer advisory service. He also serves on the Technology Advisory Council for Benhamou Global Ventures. Mr. Wang previously served as the founding President of CoolCloudz, an Infrastructure-as-a-Service company, and the Sr. Vice President and General Manager of the Cloud Storage Products Business Unit of UIT, in China between 2010 and 2012. Mr. Wang co-founded Retrevo Inc., a venture funded Web 2.0 vertical search company employing machine learning technology, and served as the Vice President of Engineering and Operations and Board director between late 2005 and 2009. Mr. Wang led the founding of Intransa Inc. and served as the founding President and Chairman of the Board in late 2000. Intransa Inc. was a pioneer IP SAN company in the storage industry, backed by prominent Silicon Valley venture capital firms. Through his tenure at Intransa Inc. through mid-2005, Mr. Wang not only served as the CTO and a Board director, but also as Vice President of Engineering and Marketing, driving global strategic partnerships, at different stages. Prior to Intransa Inc., Mr. Wang led the corporate Technology Development Center at 3Com Corp. and served in various leadership positions from 1995-2000. While at 3Com, Mr. Wang spear-headed wide ranging technology investigations, prototyping, cross-division technology strategies, and strategic and university research partnership efforts, on VoIP, high-speed networks, broadband and wireless access, intelligent infrastructure, and network appliances. Prior to 1995, Mr. Wang led advanced development of distributed computing technologies at TRW Space & Defense and received TRW Chairman’s Award for Innovation. Mr. Wang was instrumental in a number of IEEE 802, IETF and ANSI standards. He has been awarded over 20 US patents and has published a number of IEEE conferences and other journal papers. He holds MS in Management Sciences from Stanford University, MS in EECS from U.C. Berkeley, and BS in Electrical Engineering from Univ. of Michigan.

Andrea Betti-Berutto

Mr. Betti-Berutto is a senior technologist and entrepreneur with more than 25 years of experience in RF and Optical Interconnect Systems and Components and RFIC Semiconductor technologies. Mr. Betti-Berutto was previously the Fellow of Optical Interconnect Business Units at Integrated Device Technology (IDT) (NASDAQ IDTI), which was acquired by Renesas Electronics Corp (TSE 6723:JP) in 2019. Mr. Betti-Berutto joined IDT through the acquisition of GigPeak Inc. (NYSE GIG), formerly GigOptix, and, where he served as Chief Technologist of the Business Unit, and led the integration of the of GigPeak technical team into IDT corporation. Previously, Mr. Betti-Berutto was Co-Founder of Iterra Communication, pioneer company in semiconductors for 40G new generation optical network, where he served as VP of Engineering for RF and Optical Communication product development and Member of Board of Directors. After a reorganization of iTerra, he co-founded GigOptix and, as Chief Technology Officer (CTO), led the growth of company technologies and product lines into 100/200G optical market, mmWave transceivers for future 5G network deployment and transceivers for sensing application. Together with the GigOptix CEO and Executive leadership team, Mr. Betti-Berutto drove the acquisition and integration of 10 companies and technologies. Before starting iTerra Communication venture he worked in various companies in microwave system and devices for Basestation and Space Communication such as Fujitsu (USA), European Space Agency (Netherlands) and Space Engineering SpA (Italy). Mr. Betti-Berutto is a very hands-on executive with large experience in product/technology and business roadmap definition, strategic initiatives, company re-organization, product development and NPI processes. He has published multiple papers in IEEE journals and conferences and owns US patents in the area of high-speed RF and Optical Integrated circuits. Mr. Betti-Berutto holds the degree of Electronic Engineer (MS) from University of Rome “La Sapienza” (Italy) with specialization in Electromagnetism.

About The GigCapital Group and GigCapital2, Inc.

The GigCapital Group (GigCG) is a technology, media and telecommunications (TMT) focused investment group led by an affiliated team of technology industry corporate executives and entrepreneurs, and TMT operational and strategic experts in the private and public markets, including substantial, success-proven M&A and IPO activities. The group deploys a unique Mentor-Investors methodology to partner with exceptional TMT companies, managed by dedicated and experienced entrepreneurs. The GigCG Private-to-Public Equity (PPE) companies (also known as blank check companies or special purpose acquisition companies (SPACs)) offer financial, operational and executive mentoring to U.S. and overseas private, and non-U.S. public companies, in order to accelerate their path from inception and as a privately-held entity into the growth-stage as a publicly traded company in the U.S. The partnership of GigCG with these companies continues through an organic and roll-up strategy growth post the transition to a public company. GigCG was launched in 2017 with the vision of becoming the lead franchise in incepting and developing TMT Private-to-Public Equity (PPE) companies. For more information, visit www.gigcapitalglobal.com.

GigCapital2, Inc. (NYSE: GIX, GIX.U, GIX.RT, and GIX.WS), is one of the GigCG Private-to-Public Equity (PPE)™ companies.

“Private-to-Public Equity (PPE)” and “Mentor-Investor” are trademarks of GigFounders, LLC, used pursuant to agreement.

Contacts

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@GigCapital2.com

Source: GigCapital2, Inc.